CH ENERGY GROUP, INC.
Computation of Ratio of Earnings to Fixed Charges               EXHIBIT (12) (i)

                                                                          2005                                      2004
                                                        ------------------------------------------    -----------------------------
                                                          3 Months      6 Months        12 Months      3 Months          6 Months
                                                           Ended          Ended           Ended          Ended             Ended
                                                          June 30        June 30         June 30        June 30           June 30
                                                        -----------    -----------     -----------    -----------       -----------
   Earnings: ($000)
A.   Net Income from Continuing Operations (2)          $     6,533    $    26,872     $    40,811    $     5,496       $    28,485
B.   Federal and State Income Tax                             1,853         15,625          26,144          4,463            20,736
                                                        -----------    -----------     -----------    -----------       -----------
C.   Earnings before Income Taxes                       $     8,386    $    42,497     $    66,955    $     9,959       $    49,221
                                                        ===========    ===========     ===========    ===========       ===========
D.   Fixed Charges
       Interest on Mortgage Bonds                                 0              0               0              0                 0
       Interest on Other Long-Term  Debt                      3,519          6,766          12,513          2,909             5,740
       Other Interest                                            63            876           2,661          1,863             3,827
       Interest Portion of Rents                                249            535           1,045            423               682
       Amortization of Premium & Expense on Debt                264            528           1,048            276               547
       Preferred Stock Dividends of Central Hudson              302            730           1,510            413               791
                                                        -----------    -----------     -----------    -----------       -----------
          Total Fixed Charges                           $     4,397    $     9,435     $    18,777    $     5,884       $    11,587
                                                        ===========    ===========     ===========    ===========       ===========

E.    Total Earnings                                    $    12,783    $    51,932     $    85,732    $    15,843       $    60,808
                                                        ===========    ===========     ===========    ===========       ===========

   Preferred Dividend Requirements:
F.   Allowance for Preferred Stock Dividends
       Under IRC Sec 247                                $       242    $       485     $       970    $       242       $       485
G.   Less Allowable Dividend Deduction                          (32)           (64)           (127)           (32)              (64)
                                                        -----------    -----------     -----------    -----------       -----------
H.   Net Subject to Gross-up                                    210            421             843            210               421
I.   Ratio of Earnings before Income
       Taxes to Net Income (C/A)                              1.284          1.581           1.641          1.812             1.728
                                                        -----------    -----------     -----------    -----------       -----------
J.   Preferred Dividend(Pre-tax) (H x I)                        270            666           1,383            381               727
K.   Plus Allowable Dividend Deduction                           32             64             127             32                64
                                                        -----------    -----------     -----------    -----------       -----------
L.   Preferred Dividend Factor                                  302            730           1,510            413               791
                                                        ===========    ===========     ===========    ===========       ===========

M.   Ratio of Earnings to Fixed Charges (E/D)                  2.91           5.50            4.57           2.69              5.25
                                                        ===========    ===========     ===========    ===========       ===========

                                                                                     Year Ended December 31,
                                                        --------------------------------------------------------------------------

                                                                                                           ( 1 )
                                                            2004          2003               2002           2001           2000
                                                        -----------    -----------       -----------    -----------    -----------
   Earnings: ($000)
A.   Net Income from Continuing Operations (2)          $    42,423    $    43,985       $    36,453    $    50,835    $    50,973
B.   Federal and State Income Tax                            31,256         30,435            22,294         (3,338)        38,215
                                                        -----------    -----------       -----------    -----------    -----------
C.   Earnings before Income Taxes                       $    73,679    $    74,420       $    58,747    $    47,497    $    89,188
                                                        ===========    ===========       ===========    ===========    ===========
D.   Fixed Charges
       Interest on Mortgage Bonds                                 0            570             2,136          5,211         11,342
       Interest on Other Long-Term  Debt                     11,488         10,699             9,819         10,446         12,864
       Other Interest                                         5,613          9,828(3)         11,659         12,837          9,303
       Interest Portion of Rents                              1,192          1,040               749            801            962
       Amortization of Premium & Expense on Debt              1,066          1,159             1,249          1,350          1,170
       Preferred Stock Dividends of Central Hudson            1,591          2,259             3,405          3,026          5,556
                                                        -----------    -----------       -----------    -----------    -----------
          Total Fixed Charges                           $    20,950    $    25,555       $    29,017    $    33,671    $    41,197
                                                        ===========    ===========       ===========    ===========    ===========

E.    Total Earnings                                    $    94,629    $    99,975       $    87,764    $    81,168    $   130,385
                                                        ===========    ===========       ===========    ===========    ===========

   Preferred Dividend Requirements:
F.   Allowance for Preferred Stock Dividends
       Under IRC Sec 247                                $       970    $     1,387(3)    $     2,161    $     3,230    $     3,230
G.   Less Allowable Dividend Deduction                         (127)          (127)             (127)          (127)          (127)
                                                        -----------    -----------       -----------    -----------    -----------
H.   Net Subject to Gross-up                                    843          1,260             2,034          3,103          3,103
I.   Ratio of Earnings before Income
       Taxes to Net Income (C/A)                              1.737          1.692             1.612          0.934          1.750
                                                        -----------    -----------       -----------    -----------    -----------
J.   Preferred Dividend(Pre-tax) (H x I)                      1,464          2,132             3,278          2,899          5,429
K.   Plus Allowable Dividend Deduction                          127            127               127            127            127
                                                        -----------    -----------       -----------    -----------    -----------
L.   Preferred Dividend Factor                                1,591          2,259             3,405          3,026          5,556
                                                        ===========    ===========       ===========    ===========    ===========

M.   Ratio of Earnings to Fixed Charges (E/D)                  4.52           3.91              3.02           2.41           3.16
                                                        ===========    ===========       ===========    ===========    ===========

(1) The reduction in the ratio reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2)   Net Income does not include preferred stock dividends of Central Hudson.

(3) Reflects SFAS No. 150, entitled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.